CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 1997, which appears on page 19 of the 1996 Annual Report of General Housewares Corp., which is incorporated by reference in the General Housewares Corp. Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to this incorporation by reference of our report on the Financial Statement Schedules, which appears on page 13 of such Annual Report on Form 10-K.


Price Waterhouse
August 28, 1997